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                               GAS SALES AGREEMENT

                                     between

                          CNG GAS SERVICES CORPORATION

                                       and

                             FALL RIVER GAS COMPANY



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
                                TABLE OF CONTENTS


ARTICLE 1  GENERAL REPRESENTATIONS AND WARRANTIES........................  1
     1.1   Seller's General Representations and Warranties...............  1
     1.2   Buyer's General Representations and Warranties................  2

ARTICLE 2  DEFINITIONS...................................................  2
     2.1   Definitions...................................................  2

ARTICLE 3  CHARACTER OF SERVICE..........................................  7
     3.1   Character.....................................................  8

ARTICLE 4  GOVERNMENTAL ACTIONS..........................................  8
     4.1   Applicable Laws. Orders and Regulations.......................  8
     4.3   Duties........................................................  8
     4.4   Approval by Massachusetts Department of Public Utilities......  9
     4.5   Disallowance of Passthrough................................... 10

ARTICLE 6  TITLE TRANSFER POINTS......................................... 11
     6.1   Identification................................................ 11
     6.2   Risk of Loss; Indemnification................................. 11

ARTICLE 7  TERM.......................................................... 11
     7.1   Commencement Date............................................. 11
     7.2   Term of Agreement............................................. 12

ARTICLE 8  PRICING, CREDITING AND REIMBURSEMENTS......................... 12
     8.1   Amounts Payable by Buyer...................................... 12
     8.2   .............................................................. 12
     8.3   Taxes......................................................... 13
     8.4   Unavailability of Information................................. 13
     8.5   Alternative Commodity Unit Prices............................. 13

ARTICLE 11 BILLING AND PAYMENT........................................... 19
     11.1  Basis of Billings............................................. 19
     11.2  Seller's Statement............................................ 21
     11.3  Buyer's Payment............................................... 21
     11.4  Payment Default............................................... 21
     11.5  Disputed Charges.............................................. 22
     11.6  Adjustments................................................... 22
     11.7  Audits........................................................ 22
     11.8  Other Information............................................. 23

ARTICLE 12 PROCESSING AND MEASUREMENT.................................... 23
     12.1  Processing.................................................... 23


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

     12.2   Measurements.................................................. 23

ARTICLE 13  TRANSPORTATION................................................ 23

ARTICLE 14  REPRESENTATIONS AND WARRANTIES................................ 24
     14.2   Quality and Pressure.......................................... 24
     14.3   Title......................................................... 24
     14.4   Supply........................................................ 24

ARTICLE 15  FORCE MAJEURE................................................. 24
     15.1   Suspension.................................................... 24
     15.2   Definition of Force Majeure................................... 25
     15.3   Exclusion..................................................... 25
     15.4   Other Effects................................................. 25

ARTICLE 16  DAMAGES AND TERMINATION RIGHTS................................ 26
     16.1   Obtaining Alternate Supplies or Markets....................... 26
     16.2   Buyer's Damages............................................... 27
     16.3   Seller's Damages.............................................. 28
     16.4   Termination in Event of a Delivery Shortfall by Seller........ 28
     16.5   Effect of Article 16.......................................... 28

ARTICLE 17  FINANCIAL RESPONSIBILITY...................................... 29
     17.2   Bankruptcy of Party........................................... 29

ARTICLE 18  ASSIGNMENT.................................................... 29
     18.1   Assignment of the Agreement................................... 29

ARTICLE 19  COLLATERAL DOCUMENTS.......................................... 30
     19.1   Capacity Management Agreement................................. 30
     19.4   Buyer's Agreements with Transporters.......................... 30

ARTICLE 20  TRANSPORTER PENALTIES......................................... 31
     20.1   Responsibility for Penalties.................................. 31

ARTICLE 21  MISCELLANEOUS................................................. 31
     21.1   Choice of Law................................................. 31
     21.2   Entire Agreement.............................................. 31
     21.3   Notices....................................................... 31
     21.4   Exclusion of Third Party Rights............................... 32
     21.5   Waiver........................................................ 32
     21.6   Confidentiality............................................... 32
     21.8   Severability.................................................. 33
     21.9   Amendments and Other Modifications............................ 33
     21.10  Heading....................................................... 33

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

     21.11  Arbitration................................................... 33
     21.12  Further Assurances............................................ 33



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                               GAS SALES AGREEMENT
                               -------------------


         THIS AGREEMENT, dated this 1st day of June, 1993, by and between CNG GAS SERVICES CORPORATION, a Delaware Corporation, hereinafter referred to as "Seller," and FALL RIVER GAS COMPANY, a Massachusetts Corporation, hereinafter referred to as "Buyer," each hereinafter referred to sometimes as "Party" or collectively as "Parties."

                                   WITNESSETH:


         WHEREAS, Seller desires to sell natural gas on a firm basis to Buyer under and as provided by the terms and conditions of this Agreement; and

         WHEREAS, Buyer desires to purchase natural gas on a firm basis from Seller under and provided by the terms and conditions of this Agreement;

         WHEREAS, Buyer, as a local distribution company with a public utility service obligation to provide reliable and affordable Gas service to its customers, requires a reliable, reasonably priced, firm source of Gas supply;

         WHEREAS, Seller, as a merchant acquiring Gas supply for resale, requires a firm market for such supply;

         WHEREAS, Seller has furnished Buyer with a signed Letter from Seller's parent corporation, Consolidated Natural Gas Company, describing the organization and ownership of itself, and its subsidiaries, CNG Gas Services Corporation and CNG Producing Company, as of the date hereof.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, Seller and Buyer mutually agree and covenant as follows:

                                    ARTICLE 1
                     GENERAL REPRESENTATIONS AND WARRANTIES


1.1      Seller's General Representations and Warranties:
         -----------------------------------------------

         Seller makes the following general representations and warranties:

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         (a)      Seller has or will acquire a supply of Gas which Seller
                  desires to sell and deliver to Buyer on a firm basis;

         (b) Seller desires to enter into an agreement for the sale of Gas, as set forth herein;

         (c)      Seller (i) holds all necessary corporate authorizations and
                  (ii) by the execution and delivery of this Agreement will not violate its Articles of Incorporation or any applicable law or regulation;

         (d) Seller has duly appointed an officer or other agent to act as its attorney-in-fact to execute this Agreement; and

         (e) Seller possesses all required Governmental Authorizations and all such Governmental Authorizations are in full force and effect.

1.2      Buyer's General Representations and Warranties:
         ----------------------------------------------

         Buyer makes the following general representations and warranties:

         (a) Buyer desires to acquire a firm supply of Gas and to purchase and receive such supply from Seller on a firm basis;

         (b) Buyer desires to enter into an agreement for the purchase of Gas, as set forth herein;

         (c)      Buyer (i) holds all necessary corporate authorizations and
                  (ii) by the execution and delivery of this Agreement will not violate its Articles of Incorporation or any applicable law or regulation;

         (d) Buyer has duly appointed an officer or other agent to act as its attorney-in-fact to execute this Agreement; and

         (e) Buyer possesses all required Governmental Authorizations, except for the authorizations identified in Section 4.4, and all such Governmental Authorizations are in full force and effect.


                                    ARTICLE 2
                                   DEFINITIONS

2.1 DEFINITIONS. The following terms, as used in this Contract, shall have the meanings set forth below (whether or not such terms are capitalized herein):


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         (a) "ABC Group" means the group of local distribution systems in New
England informally organized for the purpose of engaging in joint negotiations for the purchase of Gas from Seller, and including Colonial Gas Company, Fall River Gas Company, Town of Middleborough, Massachusetts, Municipal Gas & Electric Department, and City of Norwich Department of Public Utilities; provided the existence of such group shall not confer any legal obligation on Buyer or Seller extending beyond the express language of this Agreement or restrict the ability of Buyer or Seller to separately negotiate and enter into mutually agreeable amendments to this Agreement.

         (b) "Algonquin" means Algonquin Gas Transmission Company, or any successor entity that may hereafter own or operate its gas transmission facilities.

         (c) "Back-Up Gas" means that supply of gas to be tendered by Seller into CNG Transmission for redelivery into Texas Eastern under the conditions specified in Sections 10.1 and 10.2.

         (d) "Base Segment Capacity Entitlement" means the quantification of Buyer's firm right to use Texas Eastern pipeline segments in Zones STX, ETX, WLA and ELA respectively, as such quantification may be stated from time to time as a "Base Segment Capacity Entitlement" in Texas Eastern's FERC Gas Tariff.

         (e) "Billing Quantity" means the monthly quantity of Gas employed for billing purposes hereunder, as further described in Section 11.1 hereof.

         (f) "Btu" means the quantity of heat contained in one British Thermal Unit, as defined in accordance with tariff and operating procedures of Transporter. Where appropriate, "Btu's" shall mean the plural of the aforementioned definition. The term "MMBtu" means one million (1,000,000) Btu's.

         (g) "Capacity Management Agreement" means that certain Capacity Management Agreement dated as of the date hereof, which agreement further defines Seller's rights and obligations with respect to Individually-Certificated Capacity Rights and Unbundled Capacity Rights.

         (h) "City Gate" means that point on the Algonquin system that interconnects with Buyer's local distribution facilities and at which Algonquin delivers and transfers custody of Gas to Buyer.

         (i) CNG Transmission" means CNG Transmission Corporation or any successor person or entity that may hereafter own or operate its gas transmission facilities.

         (j) "Commodity Unit Price" means the amount in U.S. dollars payable by Buyer for each MMBtu (as defined herein) of Gas included in the Billing Quantity. Such price shall be computed on the "as delivered", unsaturated (dry) condition of such gas.


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         (k) "Contract Year" means a period of twelve (12) consecutive months, except as specified below. The first Contract Year shall begin on the Commencement Date and shall end on May 31, 1994. The second and subsequent Contract Years shall begin on June 1 and end on May 31 of the following calendar year.

         (l) "Day" means the 24-hour period as defined in the FERC Gas Tariffs of Texas Eastern and Algonquin, respectively.

         (m) "Entitlement Quantity" or "EQ" means (i) up to MMBtu's per Day of Gas, representing the sum of the MTQ and MSQ (as the MTQ and MSQ may change, as provided in the definitions thereof below), to be delivered into Algonquin for transportation to the City Gate MINUS (ii) Transportation Shrinkage on Algonquin.

         (n) "Extraneous Gas" means supplies available to Buyer under existing contracts to cover periods of peak demand on Buyer's distribution system, which supplies originate from such sources as propane injection facilities, exchange or transportation arrangements with other distribution companies in New England, or liquified natural gas facilities located in the vicinity of Boston, Massachusetts. On or before October 1,1993, the parties shall prepare and complete a Schedule of Extraneous Gas in substantially the form of Appendix IV hereto.

         (o) "FERC" means the Federal Energy Regulatory Commission, or any successor federal agency that may regulate the interstate transportation of natural gas by pipeline.

         (p) "Filed Rate" means the rate Transporter files with the FERC for transportation (including storage) services and which Transporter is entitled to collect, as reflected from time to time in the rate sheets contained in Transporter's FERC Gas Tariff, notwithstanding that such rate may be subject to refund. If two or more rates are stated for the same service, the highest rate shall be deemed the Filed Rate.

         (q) "Force Majeure Event(s)" shall be those event(s) described in
Section 15.2. (r) "Gas" means pipeline quality natural gas.

         (s) "Governmental Authorization" means any material governmental license, permit, franchise and other authorization of any federal, state, or local governmental authority which is necessary for a Party to obtain before such Party may lawfully execute this Agreement or commence the purchase or sale of Gas hereunder.

         (t) "Individually-Certificated Capacity Rights" mean the rights to use the capacity of Transporter (i) conferred on Buyer through the execution of a service agreement with Transporter and (ii) qualifying as transportation (including storage) services individually certificated under Section 7(c) of the Natural Gas Act, as amended from time to time. Individually-Certificated Capacity Rights are documented in rate schedule(s) appearing in Transporter's FERC Gas Tariff. Such Individually-Certificated Capacity Rights are further identified in Exhibit "A" hereto.


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         (u) "Kosciusko Input Quantity" means the quantity of gas that Texas
Eastern from time to time may direct Buyer or Seller (as capacity manager of Buyer's Unbundled Capacity Rights under the Capacity Management Agreement) to tender at point(s) of interconnection with United Gas Pipeline Company and/or Southern Natural Gas Company in the vicinity of Kosciusko, Mississippi in order to maintain or increase the effective capacity of Texas Eastern's pipeline system.

         (v) "Maximum Storage Quantity" or "MSQ" means the maximum MMBtu's of Storage Gas per day that can be withdrawn from storage and delivered into Algonquin for transportation to the City Gate using Buyer's portfolio of Individually-Certificated Capacity Rights and Unbundled Capacity Rights (as reduced by Transportation Shrinkage on Algonquin). The MSQ is additional to the MTQ. It is recognized that the MSQ is a changing quantity which is a function, INTER ALIA, of the balance of working gas credited by Transporter to each storage customer's account, the month in which withdrawals are scheduled, the pipeline capacity of Transporter available from the storage facility to the City Gate, and, for each Transporter, Transportation Shrinkage and the specific terms and conditions of each storage rate schedule and associated transportation rate schedule and general terms and conditions of Transporter applicable to storage customers. Any such change in the MSQ shall not operate to increase or decrease the MTQ or RO hereunder and Seller shall have no obligation to cover any change in deliveries caused thereby with increased or decreased quantities of Reserved Gas.

         (w) "Maximum Transportation Quantity" or "MTO" means MMBtu's per day of Gas to be delivered to the City Gate using Buyer's portfolio of (i) Individually-Certificated Capacity Rights and (ii) Unbundled Capacity Rights. To the extent such Unbundled Capacity Rights and Individually-Certificated Capacity Rights are subject to reduction due to annual contract quantity, seasonal and other limitations stated in Transporter's FERC Gas Tariff, the MTQ shall be correspondingly reduced. The MTQ is stated net of Transportation Shrinkage on Texas Eastern and is additional to the MSQ.

         (x) "Mcf" means one thousand (1,000) cubic feet.

         (y) "Month" means the period beginning on the first day of the calendar month and ending on the first day of the following calendar month, as further defined in the FERC Gas Tariffs of Texas Eastern and Algonquin, respectively.

         (z) "National Fuel Gas" means National Fuel Gas Supply Corporation or any successor person or entity that may hereafter own or operate its gas transmission facilities.

         (aa) "Nominated Quantity" means that quantity of Gas per day that Buyer notifies Seller pursuant to Section 9.1 that Buyer desires be delivered by Algonquin to the City Gate, not to exceed the EQ.

         (ab) "Party" means either Buyer or Seller, as the context requires.


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         (ac) "Resale Customer" means a residential, commercial, or industrial customer who purchases Gas on a firm basis from Buyer.

         (ad) "Resale Load" means the aggregate Gas consumption by Resale Customers, to the extent such consumption is attributable to firm purchases of Gas from Buyer.

         (ae) "Reservation Fee" means the amount payable by Buyer each month during the term hereof to obtain an available supply of Reserved Gas from Seller, as specified in Section 8.1(a). Except as provided in Sections 15.4 (a) and 16.2 (C)I the Reservation Fee shall not be refundable to or otherwise recoupable by Buyer and shall not operate as a credit against any other charge payable by Buyer hereunder, including any amount payable by Buyer as a Commodity Charge.

         (af) "Reservation Quantity" or "RQ" means MMBtu's per day of Reserved Gas to be made available by Seller for delivery into Texas Eastern, plus adjustments necessary to track changes in Transportation Shrinkage, as reflected in the rate or tariff sheet filings of Texas Eastern and/or Algonquin with the FERC made effective after June 1,1993, in the manner specified in Appendix ll hereto. Except as provided in Section 9.4 and 9.5 and Appendix ll, the RQ shall be fixed for the term of this Agreement.

         (ag) "Reserve Auditor" means Ralph E. Davis Associates, Inc., or any other successor firm selected by CNG Producing Company to prepare a report concerning CNG Producing Company's reserves for filing with the Securities and Exchange Commission.

         (ah) "Reserved Gas" means the Gas held or acquired by Seller for delivery under the terms and conditions hereof, excluding Supplemental Gas and Back-Up Gas; provided that in no event shall the use of such term or any other provision of this Agreement be construed to create a dedication, commitment or other charge against specific leases, properties or gas purchase contracts owned or controlled by Seller, CNG Producing Company or any other entity under common ownership and control with Seller. Further, this Agreement shall not preclude Seller from selling to others Reserved Gas that Seller determines is surplus to that required to satisfy Seller's delivery obligations hereunder.

         (ai) "Storage Account" means the account maintained by Seller for each Contract Year reflecting the net balance from time to time of Storage Input Quantities and Storage Output Quantities.

         (aj) "Storage Gas" means Reserved Gas or other Gas which is stored at the various underground storage fields pursuant to Individually-Certificated Capacity Rights and Unbundled Capacity Rights.

         (ak) "Storage Input Quantity" means the monthly quantity of Gas referred to in Section 9.2 and Appendix III.


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         (al) "Storage Output Quantity" means the monthly quantity of Gas referred to in Section 9.2 and Appendix III.

         (am) "Texas Eastern" means Texas Eastern Transmission Corp. or any successor entity that may hereafter own or operate its gas transmission facilities.

         (an) "Texas Eastern Supply Allocation Pool" means Gas produced and available from wells or production platforms physically attached to or normally delivered into the gathering or transmission facilities of Texas Eastern.

         (ao) "Title Transfer Point" shall be as described in Section 6.1 hereof.

         (ap) "Transco" means Transcontinental Gas Pipe Line Corporation or any successor person or entity that may hereafter own or operate its gas transmission facilities.

         (aq) "Transporter Costs" mean all amounts that would be payable to a Transporter for the transportation (including storage) of the Billing Quantity using the billing paths described in Section 11.1 hereof were Buyer (instead of Seller) acting as shipper under the specific Rate Schedules listed in Exhibit "A" hereto, including all amounts that would be payable as reservation fees, demand charges, usage fees, volumetric fees, commodity charges and storage injection and storage withdrawal charges. Transporter Costs shall also include all additional charges that would be associated with such transportation, including, but not limited to GRI charges, ACA charges, take-or-pay charges, taxes imposed on the transportation or use of Gas, transition costs and any other charges that any Transporter would be authorized to collect under such circumstances pursuant to FERC Order Nos. 500, 528, 636, successor orders or otherwise as the result of governmental action.

         (ar) "Transportation Shrinkage" means fuel, line losses, storage losses and other in-kind deductions of Gas that Transporter would be entitled to make in accordance with Transporter's FERC Gas Tariff.

         (as) "Transportation Shrinkage Quantity" means the positive difference between Gas receipts by Transporter and Gas deliveries by Algonquin at the City Gate using the billing paths described in Section 11.1 for the Billing Quantity, reflecting Transportation Shrinkage. The Transportation Shrinkage Quantity shall be determined consistent with Section 11.1 and the example set forth in Appendix 11 hereto.

         (at) "Transporter" means each of Texas Eastern, Algonquin, CNG Transmission, National Fuel Gas and Transco; to the extent such pipeline renders service in connection with Buyer's Unbundled Capacity Rights and Individually-Certificated Capacity Rights. Buyer expects to acquire on each such pipeline the Unbundled Capacity Rights and/or Individually-Certificated Capacity Rights identified in Exhibit "A" hereto.

         (au) "Unbundled Capacity Rights" mean the firm rights to use the capacity of Transporter (i) conferred on Buyer through the execution of a service agreement with Transporter and (ii) qualifying as blanket certificate transportation (including storage) services for purposes of 18 C.F.R. Part 284 or successor regulations. Unbundled Capacity Rights are documented in rate



                                       7
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schedule(s) appearing in Transporter's FERC Gas Tariff. Such Unbundled Capacity
Rights are further identified in Exhibit "A" hereto.

                                    ARTICLE 3
                              CHARACTER OF SERVICE

3.1      Character.
         ---------

         (a) Seller represents that it is not an entity subject to direct sales regulation by the FERC, any state public utility commission, or any other governmental agency; and

         (b) Seller's obligation to sell and deliver and Buyer's obligation to purchase and receive Gas are exclusively contractual and arise solely under the provisions of this Agreement.


                                    ARTICLE 4
                              GOVERNMENTAL ACTIONS

4.1 APPLICABLE LAWS. ORDERS AND REGULATIONS. This Agreement is subject to all valid laws, orders, rules, and regulations of duly constituted federal, local, and state governmental authorities having jurisdiction.



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4.3      DUTIES. In all filings, discussions and other contacts with governmental authorities relating to this Agreement (excluding such filings, discussions or other contacts as may be made in connection with the litigation or arbitration of disputes among the Parties hereunder) or any Governmental Authorization sought in connection therewith, each Party shall be subject to the following continuing duties:

         (a)      To fully inform the other Party of material developments;

         (b) To vigorously advocate and defend the prudence and commercial reasonableness of this Agreement;


         (c) To refrain from seeking and to reasonably defend against any governmental action that would materially and adversely modify the rights and obligations of either Party hereunder or trigger the termination or suspension provisions of this Agreement;

         (d) To otherwise exercise good faith in dealings with the other Party; and

         (e) Not to misrepresent any material fact relating to this Agreement to any governmental authority.

4.4      Approval by Massachusetts Department of Public Utilities.
         --------------------------------------------------------

         (a) The Parties recognize that, to the extent it has a term that exceeds one (1) year, this Agreement is subject to the approval of the Massachusetts Department of Public Utilities ("MDPU"). Accordingly, upon execution of this Agreement, Buyer shall proceed with due diligence and use its best efforts to obtain from the MDPU all requisite authorizations and approvals to purchase and receive Gas in accordance with the terms of this Agreement. Buyer shall furnish to Seller copies of any and all petitions, testimony, exhibits, supporting, documentation and other evidence which are filed in support of Buyer's request for approval of this Agreement from the MDPU (excluding materials relating to Buyer's purchase agreements with other suppliers and other commercially sensitive materials that Buyer treats as confidential and proprietary).

         (b) Buyer shall notify Seller of any ruling, order or decision by the MDPU regarding the authorizations applied for above ("Authorization Order") and provide Seller with a copy of such Authorization Order. If the Authorization Order approves this


                                       9
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                  Agreement without any condition, material change, or other modification, then Buyer shall accept the authorizations contained therein and/or otherwise required by law to enable Buyer to perform its obligations under this Agreement. If the Authorization Order denies approval of this Agreement or conditions approval on the making of any material change or other modification, including deletion or amendment of any term or provision of this Agreement, then, promptly after the issuance of such Authorization Order, the Parties shall then commence negotiations in good faith to attempt to agree upon modifications of this Agreement which would be responsive to the Authorization Order; provided, however, that nothing contained herein shall obligate either Party to agree to any modification which would, in the view of that Party, materially and adversely affect the profitability or other benefits of this transaction or render the performance or administration of this Agreement commercially unfeasible. If the Parties fail to agree upon such responsive modifications, then this Agreement shall continue in full force and effect, in the form in which MDPU approval was originally sought, but shall expire at the end of the preliminary term identified in
                  Section 7.2(a). If the Parties agree upon such responsive modifications, then Buyer shall accept the authorizations contained in the Authorization Order and/or otherwise required by law to enable Buyer to perform its obligations under this Agreement, and this Agreement shall continue in full force and effect, in the form so modified, until the end of the term identified in Section 7.2 (b).

4.5      Disallowance of Passthrough.
         ---------------------------



                                       10

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                                    ARTICLE 6
                              TITLE TRANSFER POINTS

6.1 IDENTIFICATION. The Title Transfer Point(s) for Gas sold and purchased hereunder shall be at the City Gate; provided that if the FERC Gas Tariff of any Transporter requires that Buyer, rather than Seller, have title to the Gas in order for Gas to be stored or transported, the Parties shall establish upstream Title Transfer Point(s) for the Gas subject thereto. Any such upstream Title Transfer Point(s) shall be set forth in Exhibit "A" to this Agreement. The Parties shall revise Exhibit "A" from time to time as necessary to identify such upstream Title Transfer Points as are currently operative. Regardless of whether title to Gas injected into storage is transferred upstream as provided above, Buyer shall be entitled to receive delivery at the City Gate of an equivalent quantity of Gas in the manner specified in Section 5.1.

6.2 RISK OF LOSS; INDEMNIFICATION. Seller shall own and be deemed to be in actual or constructive control and possession of the Gas until such Gas shall have been delivered at the Title Transfer Point(s) identified in Section 6.1 hereof. Buyer shall own and be deemed to be in actual or constructive control and possession of the Gas after delivery of such Gas to the Title Transfer Point(s) identified in Section 6.1 hereof. As between the parties, each Party shall bear the risk of loss for such Gas and for any injury or damage caused thereby while such Gas is in its actual or constructive control or possession; provided that Seller shall be and remain liable for any and all damages attributable to processing and/or quality deficiencies occurring after such Gas has been delivered to the Title Transfer Point(s) pursuant to the exercise of Seller's rights under Section 12.1, notwithstanding Buyer's control over and possession of such Gas.


                                    ARTICLE 7
                                      TERM

7.1 COMMENCEMENT DATE. This Agreement shall be deemed to have commenced on June 1,1993 ("Commencement Date"):


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7.2      Term of Agreement.
         -----------------

         (a) This Agreement shall be in effect for a preliminary term beginning on the Commencement Date and ending on the earlier of the date (i) Buyer may accept authorizations identified in and as provided in Section 4.4 (b), or (ii) one year from Commencement Date.
         (b) In the event such acceptance occurs on or prior to the date one year from the Commencement Date, this Agreement shall continue until May 31, 1999, and shall further continue for successive terms of one (1) year thereafter until and unless terminated by either Party upon at least eleven (11) months written notice to the other Party prior to the end of the then-current term.












                                    ARTICLE 8
                      PRICING, CREDITING AND REIMBURSEMENTS

8.1 AMOUNTS PAYABLE BY BUYER. The following amounts shall be payable to Seller by Buyer hereunder:



         (a) Reservation Fee. Each month during the term of this Agreement, Buyer shall pay a



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8.2






8.3 TAXES. In the event any sales, use, excise, or transfer tax is imposed on the transfer of natural gas under the terms of this Agreement, or if any tax is imposed in any other manner so as to constitute directly or indirectly a charge upon the privilege of transferring ownership of the natural gas delivered to Buyer, such tax shall be the sole liability of Buyer. In addition, if Buyer and/or Seller by reason of this Agreement becomes subject to a public utilities gross receipts tax or any other gross receipts tax, which tax is attributable to deliveries of Gas made by Seller hereunder, the tax shall be the sole liability of Buyer and shall in no manner constitute an obligation of Seller. It is agreed that in the event of the enactment of a broad based energy tax, whether measured by carbon content, Btu content, Mcf's, monetary value, or any other measure, the prices designated herein exclude this tax, and that this tax will be an addition to the stated price hereunder and constitute the liability of Buyer hereunder. In the event Seller pays or remits any tax which by action of this Section is the liability of Buyer, such amounts will be added to the payments due Seller from Buyer under this Agreement. Buyer agrees to furnish to Seller required documentation in support of any claimed exemptions from any tax considered herein, including exemption certificates, registration numbers, and any other documentation required for administration of this Section 8.3. As of the date of this Agreement, no legislation has been enacted by any governmental authority which would require tax reimbursements to be paid by Buyer to Seller hereunder; provided that the Parties are aware, as of the date hereof, that federal tax legislation may be enacted calling for a Btu-based tax on gas. If Buyer makes tax reimbursements to Seller hereunder, and Seller thereafter receives a refund of the taxes so reimbursed, Seller shall promptly pay over such refund to Buyer.


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8.4 UNAVAILABILITY OF INFORMATION. If published information required for the pricing computation under Section 8.1 hereof and Appendix I hereto ceases to be available for any reason, the Parties shall mutually agree on an alternate index or price methodology yielding substantially similar results to those produced by the previously employed index or price methodology. During negotiations, the applicable index prices which continue to be available shall be utilized. In the event the Parties fail to reach agreement on an alternate index or price methodology within thirty (30) days after such information ceases to be available, then the matter shall be determined by arbitration pursuant to
Section 21.11.

8.5 Alternative Commodity Unit Prices.
    ---------------------------------

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                                   ARTICLE 11
                               BILLING AND PAYMENT

11.1     Basis of Billings.
         ------------------
         (a) All billings for amounts due hereunder shall be based on the Billing Quantity; provided that during any period when Seller's or Buyer's performance is suspended pursuant to
                  Section 15.1 or Seller's deliveries are reduced in accordance with Section 10.1 or 10.2, Buyer's payment obligation shall apply only to such quantities as are actually delivered for Buyer's account. The Billing Quantity shall be equal (for the applicable month of delivery) to the sum of (i) the Nominated Quantities (as modified pursuant to Section 9.1 (b) and confirmed and scheduled for transportation to the City Gate by Algonquin), (ii) the Storage Input Quantity (if applicable), and (iii) the Transportation Shrinkage Quantity MINUS the Storage
                  Output Quantity (if applicable); provided, however, that to the extent possible, all such quantities shall be adjusted to reflect actual deliveries prior to the rendering of the bill. To the extent such adjustment cannot be made at such time, it shall be reflected in the next bill.

         (b) For billing and other transactional purposes hereunder, the following rules shall apply, regardless of whether such methodology corresponds with the actual physical flow of Gas to the City Gate or into or out of storage:



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                  (v)      With respect to Back-Up Gas and the transportation
                           charges associated therewith, Buyer shall be deemed to have purchased the quantities measured at the applicable receipt points into CNG Transmission.

         (c) The Parties understand that from time to time imbalances may arise between the Billing Quantity, which is based on the quantity nominated by Buyer pursuant to Section 9.1, and the quantity physically delivered to Buyer by Algonquin at the City Gate. Accordingly, the Parties recognize a continuing and mutual obligation that survives the term of this Agreement to reconcile nominated quantities with physical quantities and to settle positive or negative imbalances through commercially reasonable means, including but not limited to: (i) delivery by Seller of quantities designated by Buyer pursuant to Section 9.1 but not received by Buyer and (ii) with respect to quantities not nominated by Buyer pursuant to Section 9.1 but received by Buyer, return by Buyer at no cost to Seller of equivalent quantities at mutually agreeable locations and times or payment by Buyer of an amount equal to the price under this Agreement for Gas in effect at the time payment for the imbalance is rendered.

11.2 SELLER'S STATEMENT. Seller shall render a billing statement on or before the tenth day of each month setting forth the amounts due from Buyer in accordance with Article 8 for the preceding month based on the Billing Quantity. Seller shall identify all Transporter Costs in such billing statement or in a separate statement.

11.3 BUYER'S PAYMENT. Payment by Buyer shall be due ten (10) days after receipt by Buyer of Seller's invoice. All the foregoing payments to Seller shall be made by wire transfer in immediately available funds to the following bank account, or to such other bank account as Seller may designate from time to time:

                  CNG Gas Services Corporation
                  c/o Chase Manhattan Bank, New York
                  ABA #021000021
                  For deposit to Account No. 9102565117.

11.4 PAYMENT DEFAULT. Except for any amount that Buyer disputes in accordance with Section 11.5, should Seller fail to receive full payment of any portion of any bill for when such amount is due, interest on the unpaid portion of the bill shall accrue at the then effective prime interest


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rate (Chase Manhattan Bank) plus two percent (2%) or the then maximum lawful interest rate, whichever is lower, from the due date until payment is received. Seller shall notify Buyer if Seller has failed to receive Buyer's payment on or before five (5) days after the due date. If such failure to pay continues for fifteen (15) days after the due date, Seller, in addition to any other remedy it may have hereunder, may, upon giving, Buyer three (3) days prior notice, suspend further delivery of Gas until such amount is paid.

11.5 DISPUTED CHARGES. If Buyer in good faith shall dispute the amount of any such bill, Buyer shall timely pay to Seller such amounts as Buyer agrees are correct. With respect to the portion of the bill that Buyer may determine in good faith to be incorrect, Buyer shall follow either of the following procedures:

         (a) Within 15 days after the payment due date, Buyer shall furnish to Seller a good and sufficient bond from a reputable and solvent surety to secure payment to Seller of the amount ultimately found due upon such bills after a final determination, then Seller shall not be entitled to suspend delivery of Gas on account of such disputed claim while such bond is in effect (unless other grounds for suspension by Seller apply hereunder), and the dispute shall be resolved by arbitration, as provided in Section 21.11. If it is determined that Buyer does not owe the disputed amount, Seller shall reimburse Buyer for the cost of the surety bond plus the amount of interest that has accrued on the cost of the surety bond from the time the surety bond was purchased by Buyer until such time as Buyer is determined not to owe the disputed amounts, at the prime interest rate (Chase Manhattan Bank) in effect at the time of Seller's original bill or the then maximum lawful interest rate, whichever is lower; or

         (b) Buyer shall pay the entire amount billed and shall identify in writing the portion that Buyer determines in good faith to be incorrect. In such event, Seller shall not be entitled to suspend delivery of Gas on account of such dispute by Buyer (unless other grounds for suspension by Seller apply hereunder), and the dispute shall be resolved by arbitration, as provided in Section 21.11. If it is determined that Buyer does not owe the disputed portion, Seller shall refund the overpayment made by Buyer plus the amount of interest that has accrued on such overpayment since the date it was made at the prime interest rate (Chase Manhattan Bank) in effect at the time of Seller's original bill or the then maximum lawful interest rate, whichever is lower.

11.6 ADJUSTMENTS. Subsequent to any bill having been paid, if any overcharge or undercharge in any form whatsoever shall be found, Seller shall refund the amount of any overcharge received by Seller, and Buyer shall pay the amount of any undercharge due Seller within thirty


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(30) days after final determination thereof, provided, however, no retroactive adjustment will be made for any overcharge or undercharge identified or objected to for the first time after a period of twenty-four (24) months from the last day of the calendar year in which the invoice reflecting the overcharge or undercharge was issued.

11.7 AUDITS. Each Party shall have the right, at its sole expense, to audit the books and records of the other Party during the other Party's business hours to determine the accuracy of any such billing statement or billing rendered by the other Party; provided that neither Party shall exercise such audit right more frequently than once per year. In conducting such audits, Buyer and other members of the ABC Group shall reasonably coordinate the timing of any such audit and to endeavor to retain the same auditing firm.

11.8 OTHER INFORMATION. Upon Seller's request, Buyer shall provide Seller with a copy of all transportation requests and nominations made by Buyer to Transporter for all Gas purchased hereunder.


                                   ARTICLE 12
                           PROCESSING AND MEASUREMENT

12.1 PROCESSING. Subject to the requirements of the FERC tariff of Transporter transporting gas for Buyer's account, Seller reserves the continuing right, without notice to Buyer, to cause all Gas delivered and sold hereunder to be processed for the extraction of natural gas liquid products; provided that the processing right of Seller in no way relieves Seller of its obligations hereunder. When Seller exercises this right, Seller shall indemnify and hold Buyer harmless from (a) all processing fees and charges, (b) all Btu shrinkage resulting from such processing, (c) all transportation charges applicable to Gas to be processed that are additional to those that would otherwise be incurred by Buyer absent such processing, and (d) all liabilities, losses or damages to persons or property resulting from or relating to the processing, extraction or transportation of such natural gas liquid products. Seller shall retain and have title to all such natural gas liquid products.

12.2 MEASUREMENTS. The measurement of the quantity and quality of all Gas delivered at the Title Transfer Point(s) hereunder shall be conducted Consistent with the practice of Transporter and in accordance with the provisions of its approved FERC tariff; provided that If Transporter computes Btu's on other than an "as delivered" or unsaturated basis, proper adjustments shall be made to convert measured quantities to reflect the "as delivered" or unsaturated condition of the Gas at the Title Transfer Point. Such tariff shall govern the procedures to be followed and adjustments to be made, if any, in the event errors in measurement are discovered.


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                                   ARTICLE 13
                                 TRANSPORTATION









                                   ARTICLE 14
                         REPRESENTATIONS AND WARRANTIES

14.1 JURISDICTIONAL STATUS. With respect to all Gas sold under this Agreement, Seller warrants in the alternative that (i) all such Gas shall not be subject to the jurisdiction of FERC under Section 7 of the Natural Gas Act of 1938 ("NGA") or (ii) if such Gas is subject to such jurisdiction, all authorizations from the FERC necessary to sell such Gas to Buyer have been obtained.

14.2 QUALITY AND PRESSURE. Seller warrants that all Gas delivered to Buyer shall be of merchantable quality and warrants that all Gas when delivered to the custody of Transporter or of an upstream pipeline(s) delivering Gas to Transporter (a) shall meet or exceed the minimum specifications of Transporter and any such upstream pipeline concerning quality and minimum Btu value and (b) shall be so delivered in compliance with the pressure requirements as set forth in the effective tariff of Transporter and any such upstream pipeline (anywhere within the applicable pipeline's allowable pressure range up to the maximum).

14.3 TITLE. Seller warrants that it has title to or the right to sell all Gas delivered hereunder and that such Gas shall be free and clear from liens and adverse claims by third parties upon delivery to Buyer or for Buyer's account hereunder. Seller shall indemnify Buyer and hold it harmless from any and all suits, actions, debts, accounts, damages, costs, losses, and expenses arising from or out of adverse claims of any person or entity to said Gas.

14.4 SUPPLY. Seller covenants that It will maintain under contract(s) throughout the term of this Agreement a supply of Gas, which supply will not be committed by Seller on a firm basis to any other purchaser or to any other contract and will be sufficient to satisfy Seller's delivery obligations under this Agreement; it being understood that such delivery obligations are subject


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to the suspension provisions of Section 15.1 and the provisions of
Article 10 conditioning Seller's obligation to maintain and tender supplies of Back-Up Gas.

                                   ARTICLE 15
                                  FORCE MAJEURE

15.1 SUSPENSION. In the event either Party is prevented from performing its respective obligation to deliver or to receive any quantity of Gas by force majeure, as defined below, the obligation of that Party to deliver or to receive Gas under this Agreement shall be suspended for the duration of such event and to the extent of the quantity so affected by force majeure and such Party shall not be considered to have breached its obligations hereunder. A Party claiming force majeure hereunder shall, in good faith, take all measures reasonably required to relieve itself of the cause of the force majeure and shall promptly notify the other Party when such cause or causes are removed. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty; provided that such settlement is pursued with reasonable dispatch. The above reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing entities when such course is or is deemed to be inadvisable or inappropriate in the discretion of the Party having the difficulty. A Party shall give prompt notice and reasonably full particulars to the other Party of the occurrence and duration of any claimed force majeure event. During any period in which force majeure prevents performance hereunder, Seller or Buyer shall continue to deliver or receive that quantity of Gas which it may prudently deliver or receive in light of the magnitude of the force majeure and in accordance with Article 10 hereof.

15.2 DEFINITION OF FORCE MAJEURE. Force majeure means acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy, wars, blockades, insurrections, civil disturbances and riots, and epidemics; landslides, lightning, earthquakes, fires, storms, hurricanes, floods, washouts, extreme weather conditions impairing the operation of production, transportation, or distribution facilities; orders, directives, restraints and requirements of the government and governmental agencies, either federal or state, civil, and military; failure of transportation because of an event constituting force majeure or other excuse for interruption, curtailment or discontinuation by Transporter of transportation or other services; explosions, breakage, freezing, or accident to facilities or lines of pipe; and any other cause not enumerated herein not within the control of the Party claiming excuse, which prevents a party from performing under this Agreement in the manner provided for herein (including the use by Seller or by Buyer of Texas Eastern, Algonquin, and other Transporters); provided, however, that such cause affecting performance by either Party shall not relieve it of liability to the extent that the cause resulted from that Party's negligence or willful misconduct.


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15.3 EXCLUSION. Force majeure shall not include particularly the failure of
Seller to have available sufficient Gas supply on hand to permit Seller to perform its obligations to deliver the RQ hereunder, unless such failure is caused by an event of force majeure as described in Section 15.2 hereof.

15.4 OTHER EFFECTS. In the event a Party suspends performance pursuant to
Section 15.1, the other Party shall have the following rights:

         (a) If Seller is the Party suspending performance, and if the Force Majeure Event does not relate to a pipeline, storage or other facility under the dominion of Transporter or any other transporting pipeline, Buyer shall receive a credit against the Reservation Fee payable by Buyer ("Reservation Fee Credit") equal to $.08 times (i) the sum of the Nominated Quantities for each day of suspension during the applicable Month minus (ii) the sum of Seller's actual City-Gate deliveries for each day of suspension during that Month.

         (b) If Buyer is the Party suspending performance, Buyer shall be obligated to continue to pay all amounts payable hereunder, including, but not limited to the Reservation Fee.


                                   ARTICLE 16
                         DAMAGES AND TERMINATION RIGHTS

16.1 Obtaining Alternate Supplies or Markets.
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         entitled to receive under this Agreement, provided that once Buyer regains Its ability to receive Gas from Seller, Seller shall resume delivery to Buyer of that quantity of Gas that Seller is obligated to deliver hereunder.

16.2 BUYER'S DAMAGES. During any period when the requirements of the Damage Triggering Conditions applicable to Seller are fully satisfied, Buyer shall be entitled to collect the following damages from Seller:








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Seller shall pay Buyer any damages to which Buyer is entitled under this Section on or before the fifteenth (15th) day after Seller receives a written calculation of the amount of such damages from Buyer.

16.3 SELLER'S DAMAGES. During any period when the requirements of the Damage Triggering Conditions applicable to Buyer are fully satisfied, Seller shall be entitled to collect the following damages from Buyer (in addition to such sums as may continue to be due and payable by Buyer under Article 8 hereof):












Buyer shall pay Seller any damages to which Seller is entitled in hereunder on or before the fifteenth (15th) day after Buyer receives a written calculation of the amount of such damages from Seller.

16.4 Termination in Event of a Delivery Shortfall by Seller.
     ------------------------------------------------------

     (a)







16.5 EFFECT OF ARTICLE 16. Except as provided in Sections 6.2,12.1,14.2 and 14.3, the damages specified in this Article 16 constitute the sole and exclusive damage remedies available to a Party in the event of a breach of any obligation specified herein (excepting the obligation to pay sums then continuing to be due and payable hereunder) and shall be payable in the event of such breach in lieu of any other damages available at law, including, but not limited to, consequential


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or punitive damages; provided that nothing in this Article 16 shall be construed to impair the right of either Party to exercise a right to terminate this Agreement, as expressly provided for in this Article 16 or elsewhere in this Agreement, or to put an end to this Agreement by cancellation, as provided by law.



                                   ARTICLE 17
                            FINANCIAL RESPONSIBILITY















17.2 BANKRUPTCY OF PARTY. The filing of a petition in bankruptcy by either Party, or the initiation by such Party of proceedings for reorganization under the Bankruptcy Code, or the appointment of a receiver for such Party (or for any property of such Party required for the performance of this Agreement), or the filing of any insolvency proceeding against such Party, or the execution by such Party of an assignment for the benefit of its creditors shall constitute a breach by such Party of its warranties under this Agreement. In addition Seller shall be deemed in breach of its warranties under this Agreement if any of the foregoing acts or actions are taken by or against Seller's affiliated corporation, CNG Producing Company, or Seller's parent corporation, Consolidated Natural Gas Company. This Agreement may be terminated by the other Party, upon fifteen (15) days written notice to the Party breaching this Section 17.2. Such termination shall not be to the exclusion of any other remedies available to the terminating Party under this Agreement or applicable law.


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                                   ARTICLE 18
                                   ASSIGNMENT


18.1 ASSIGNMENT OF THE AGREEMENT. This Agreement shall not be assigned in whole or in part by either Party without the prior written consent of the other Party, which consent shall not be unreasonably delayed or withheld; provided, however, that without the consent of the other Party, either Buyer or Seller, without relieving itself of its obligations under this Agreement, may assign this Agreement to its parent corporation or to an entity with which it is under common ownership and control. Any entity which shall succeed by purchase, merger, or consolidation of the properties, substantially as an entity, of Seller or of Buyer, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. This Agreement shall be binding on each Party's successors and assigns.


                                   ARTICLE 19
                              COLLATERAL DOCUMENTS


19.1 CAPACITY MANAGEMENT AGREEMENT. Contemporaneously with the execution of this document, the Parties are executing the Capacity Management Agreement.



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19.4 BUYER'S AGREEMENTS WITH TRANSPORTERS. Buyer agrees to execute promptly and in proper form any and all transportation (including storage) service agreements with Transporters (including amendments thereto) that may be required to perfect Buyer's Unbundled Capacity Rights and Individually-Certificated Capacity Rights and to maintain agreements to receive the same level of service in full force and effect during the term hereof; provided nothing in this Section 19.4 shall impair Buyer's right to convert or otherwise modify Its Unbundled Capacity Rights and Individually-Certificated Capacity Rights to the extent permitted by FERC regulations and orders. Buyer also agrees to execute an Operational Balancing Agreement or other service agreement with Algonquin (covering gas flowing to the City Gate) and to maintain such agreement in full force and effect during the term hereof. Buyer shall be solely responsible for any balancing, payback or other obligations arising under such service agreement.









                                   ARTICLE 20
                              TRANSPORTER PENALTIES

20.1 RESPONSIBILITY FOR PENALTIES. Should any penalty be levied by Transporter, Seller shall pay such penalty under protest. Thereafter, the Parties shall investigate and determine whether such penalty was wrongfully assessed by Transporter, and if not wrongfully assessed, whether Buyer was at fault for causing the penalty to be incurred. If Buyer is determined to be at fault, Buyer shall be liable for payment of such penalty and will reimburse Seller in the event such penalty was earlier paid by Seller.


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                                   ARTICLE 21
                                  MISCELLANEOUS


21.1 CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Massachusetts, excluding the conflict of laws principles applied in that state.

21.2 ENTIRE AGREEMENT. This Agreement (which includes attached hereto Exhibits "A", "B", "C", and "D" and Appendices I, II, Ill, and IV), together with the Capacity Management Agreement, constitutes the entire agreement between the Parties covering the subject matter hereof and supersedes any and all prior agreements, understandings, correspondence and other communications, written or oral, regarding the subject matter covered by this Agreement and the Capacity Management Agreement.

21.3 NOTICES. Unless otherwise specified herein, any notice required or permitted hereunder shall be in writing. Any such notice shall be deemed given
(i) when sent by Federal Express or other overnight delivery service to the street address of the Parties shown below, or (ii) when transmitted by facsimile transmission (FAX) to the Parties' respective numbers shown below:

         (a)      CNG Gas Services Corporation
                  One Park Ridge Center
                  Pittsburgh, PA 15244-0746
                  Attn: Director, Supply and Transportation

                  FAX NO. (412) 7874260


         (b)      Fall River Gas Company
                  155 N. Main Street
                  Fall River, MA 02720
                  Attn: Jack Fanning

                  FAX NO. (508) 673-4290

Any FAX communication shall be promptly confirmed by mail. Either Party may change such address or telephone number by giving prior notice to the other Party.

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21.4 EXCLUSION OF THIRD PARTY RIGHTS. This Agreement is for the sole and exclusive benefit of the Parties hereto. Nothing expressed or implied herein is intended to benefit any other person or entity not a Party hereto. None of such persons or entities shall have any legal or equitable right, remedy, or claim under this Agreement or any provision herein.

21.5 WAIVER. Any waiver by either Party of performance due by the other Party hereunder shall be without prejudice to the right of that waiving Party to demand future performance which is in strict compliance with the terms hereof by that other Party.

21.6 CONFIDENTIALITY. This Agreement and all notices, statements, correspondence, and other communications relating to the negotiation or administration of this Agreement ("Agreement Information") are non-public, confidential, and proprietary. Each Party shall keep such Agreement Information strictly confidential for a period ending two (2) years after the expiration or termination of this Agreement. Subject to any disclosure obligations imposed upon Buyer as a governmental entity or as a private entity subject to state public utility commission jurisdiction, to the provisions of Section 11.7 permitting a coordinated audit by members of the ABC Group and to the provisions of 21.11 permitting joint arbitration of common issues, the Parties agree that they shall not disclose, reveal or divulge the Agreement Information to any person other than a director, officer, employee (including an employee of any affiliate of that Party), auditor, or advisor of that Party who needs to know such Agreement Information and is obligated to keep the Agreement Information strictly confidential, without the prior written consent of the other Party or except as may be required to comply with any statute, ordinance or order of a court or governmental agency having subject matter jurisdiction. Each Party hereby gives its consent in advance to disclosure of this Agreement in connection with pricing arbitration proceedings involving such other Party; provided such other Party takes steps to ensure to the extent permitted by law that the record of such arbitration proceeding does not become public information. In the event disclosure of Agreement Information is required to any governmental agency, the Party making such disclosure shall seek confidential treatment thereof by the governmental agency, including but not limited to, exemption of Agreement Information (to the extent permitted by law) from public access under any applicable freedom of information statute and the redacting of any Agreement Information included in the public record to delete pricing and other commercially sensitive data.





21.8 SEVERABILITY. If any provision of this Agreement is held invalid, illegal, or unenforceable to any extent, and for any reason, by a court of competent jurisdiction, the remainder of this


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Agreement shall not be affected thereby and shall continue in full force and effect to the full extent permitted by law; provided, however, that if Article 10 or Section 14.3, 14.4, 19.2, 19.3 or 21.13 is held invalid, illegal, or unenforceable to any extent, Buyer shall have the right to terminate this Agreement immediately. In the event any provision is held invalid, illegal, or unenforceable, the Parties shall meet promptly to work together in good faith to replace the provision or term so as to effectuate the intent of the Parties regarding this Agreement.

21.9 AMENDMENTS AND OTHER MODIFICATIONS. Amendments and other modifications of this Agreement shall be or become effective only upon mutual execution of written documents hereto by the duly authorized representatives of the respective Parties.

21.10 HEADING. The Article and Section headings in this Agreement are for purposes of reference only and shall not affect the meaning of any provision of this Agreement.

21.11 ARBITRATION. Ali claims, disputes and other matters in question arising out of, or relating to this Agreement or the breach thereof shall be decided by arbitration using a single arbitrator who (a) is acceptable to both Parties, (b) has professional experience in and knowledge of the natural gas industry, and
(c) is not now and has not been an employee of or a consultant for either Party within the past 5 years in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force, unless the parties agree otherwise. If there are common issues in controversy involving two or more members of the ABC Group, such issues shall be resolved in a joint arbitration proceeding. If the Parties fail to agree on such single arbitrator, either Party may petition the United States District Court for the District of Massachusetts for the appointment of such arbitrator. This arbitration clause shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof. Notice of a demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The arbitration shall be conducted in Boston, Massachusetts, or such other place as the parties may agree. The parties shall continue to perform under this Agreement during any arbitration proceedings, unless otherwise agreed in writing.

21.12 FURTHER ASSURANCES. Buyer and Seller agree that, from time to time, each of them will take such actions as may be necessary to carry out the purposes of this Agreement, including such temporary adjustments to the nominating, dispatching and billing procedures stated herein as may be reasonably required if the Commencement Date occurs other than on the first day of the month.


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         IN WITNESS WHEREOF, the Parties have duly executed this Agreement to be effective on the day and year first written above.


CNG GAS SERVICES CORPORATION, SELLER


By:____________________________

Title:__________________________



FALL RIVER GAS COMPANY, BUYER

By:____________________________

Title:__________________________








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